As filed with the Securities and Exchange Commission on June 7, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

__________________________

FORM S-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

__________________________

VIKING THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

46-1073877

(I.R.S. Employer Identification No.)

__________________________

12340 El Camino Real, Suite 250

San Diego, CA 92130

(858) 704-4660

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

__________________________

Brian Lian, Ph.D.

President and Chief Executive Officer

Viking Therapeutics, Inc.

12340 El Camino Real, Suite 250

San Diego, CA 92130

(858) 704-4660

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

__________________________

Copies to:

Jeffrey T. Hartlin, Esq.

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

(650) 320-1804

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.      ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check

the following box.      ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☒ Registration No. 333-212134

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.      ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.00001 per share	$12,813,800	$1,595.32

(1)

The Registrant previously registered such indeterminate number of securities as would have an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-212134), as amended, which was declared effective on July 26, 2016. Of such securities, an aggregate of $85,188,799 have been sold under such Registration Statement, leaving a remaining balance of $64,811,201 as of the date of this filing. The Registrant is filing this registration statement solely for the purpose of increasing the aggregate principal amount of securities being offered by $12,813,800 pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the registration statement on Form S-3 (File Number 333-212134), as amended (the “Original Registration Statement”), declared effective on July 26, 2016 by the Commission, and is being filed for the purpose of registering additional securities in amounts that do not exceed 20% of the Proposed Maximum Aggregate Offering Price of securities remaining available for issuance under the Original Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Original Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinions and consents are listed on the Exhibit Index attached to and filed with this Registration Statement.

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INDEX TO EXHIBITS

Exhibit Number	Description

5.1*	Opinion of Paul Hastings LLP.

23.1*	Consent of Marcum LLP.

23.2*	Consent of Paul Hastings LLP (included in Exhibit 5.1).

24.1†	Power of Attorney.

___________________________

*	Filed herewith.
†	Filed as Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-212134), as amended, initially filed with the Commission on June 20, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on June 7, 2018.

VIKING THERAPEUTICS, INC.

By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D. President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian Lian, Ph.D.	President, Chief Executive Officer and Director	June 7, 2018
Brian Lian, Ph.D.	(Principal Executive Officer)

/s/ Michael Morneau	Vice President, Finance and Administration	June 7, 2018
Michael Morneau	(Principal Financial and Accounting Officer)

*	Director	June 7, 2018
Lawson Macartney, DVM, Ph.D.

*	Director	June 7, 2018
Matthew W. Foehr

*	Director	June 7, 2018
Charles Rowland

*	Director	June 7, 2018
Matthew Singleton

*	Director	June 7, 2018
Stephen W. Webster

*By:	/s/ Brian Lian, Ph.D.
Brian Lian, Ph.D.
Attorney-in-Fact

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